       An aggregate of 104,828 shares were registered for sale on behalf of certain stockholders of the Outback Steakhouse, Inc. (the "Company"). As of the close of business of November 11, 1996, the offering was terminated and a total of 104,658 shares of Common
Stock were sold by the selling stockholders.

                              SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective
Amendment No. One to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 28th day of January, 1997.


                                 OUTBACK STEAKHOUSE, INC.


                                 By: /s/ Joseph J. Kadow
                                     JOSEPH J. KADOW
                                     Attorney-in-Fact

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                    Title                          Date
/s/ <FN1>
Chris T. Sullivan       Chairman, Chief Executive      January 27, 1997
                        Officer, and Director
                        (Principal Executive Officer)

/s/ <FN1>
Robert S. Merritt       Senior Vice President, Chief   January 27, 1997
                        Financial Officer, Treasurer,
                        and Director (Principal
                        Financial Officer, and
                        Principal Accounting Officer)

/s/ <FN1>
Robert D. Basham        President, Chief Operating     January 27, 1997
                        Officer, and Director

/s/ <FN1>
J. Timothy Gannon       Senior Vice President          January 27, 1997
                        and Director

/s/ <FN1>
Edward L. Flom          Director                       January 27, 1997

/s/ <FN1>
John A. Brabson, Jr.    Director                       January 27, 1997

/s/ <FN1>
Charles H. Bridges      Director                       January 27, 1997

/s/ <FN1>
W. R. Carey, Jr.        Director                       January 27, 1997

/s/ <FN1>
Lee Roy Selmon          Director                       January 27, 1997

/s/ <FN1>
Nancy Schneid           Director                       January 27, 1997
                        Vice President-Marketing
                        of Outback Steakhouse of
                        Florida, Inc.

/s/ <FN1>
Debbi Fields            Director                       January 27, 1997

<FOOTNOTES>

<FN1>  By:  JOSEPH J. KADOW, Attorney-in-Fact